Seres Therapeutics Eric Shaff, Chief Executive Officer 39th Annual J.P. Morgan Healthcare Conference January 14, 2021 Exhibit 99.1

Some of the statements in this presentation constitute “forward looking statements” under the Private Securities Litigation Reform Act of 1995, including, but not limited to, our development plans, the promise and potential impact of any of our microbiome therapeutics, the ability of our clinical trials to support approval, the timing of clinical studies, the timing and ultimate results of the SER-109 safety data, the size of the market for SER-109, the sufficiency of cash to fund operations, and the potential benefits of Seres’ collaborations. Such statements are subject to important factors, risks and uncertainties, such as those discussed under the caption "Risk Factors" in the Company’s Quarterly Report on Form 10-Q filed on November 9, 2020, and its other filings with the SEC, that may cause actual results to differ materially from those expressed or implied by such forward looking statements. Any forward looking statements included herein represent our views as of today only. We may update these statements, but we disclaim any obligation to do so. Forward looking statements

Encapsulated consortia of commensal bacteria designed to target multiple disease-relevant pathways simultaneously Pioneering the development of microbiome therapeutics

2020 Landmark SER-109 Phase 3 success Clear demonstration of microbiome therapeutics as a new treatment modality 2021 Enrolling SER-109 open label study in support of BLA SER-109 commercial readiness SER-287 Phase 2b data readout Progress earlier stage programs in ulcerative colitis, cancer, and GvHD Augmenting existing commercial-scale CMC capabilities Enhancing and applying new drug discovery capabilities into new disease areas Building on microbiome therapeutic leader position

1. Collaboration with Nestlé Health Science, announced Jan. 11, 2016, regarding C. difficile and IBD programs for markets outside of North America 2. Collaboration with University of Texas MD Anderson Cancer Center and the Parker Institute for Cancer Immunotherapy, announced Nov. 14, 2017, regarding evaluation of microbiome therapies to improve the outcomes of cancer patients treated with immunotherapy. The Parker Institute is the IND application holder for SER-401. Broad opportunities for microbiome therapeutics Collaborators Preclinical Phase 1b Phase 2b Phase 3 SER-109 Recurrent C. difficile Phase 3 SER-287 Ulcerative colitis Phase 2b SER-401 Metastatic melanoma in combination with anti-PD-1 MAb Phase 1b SER-301 Ulcerative colitis (Rationally-designed, fermented) Modulation of host immunity to improve responses to cancer therapies Immunotherapy Infectious Disease Inflammatory Oncology SER-155 Infection, Bacteremia & GvHD in HSCT for cancer (Rationally-designed, fermented) Phase 1b

C. difficile Infection Overview and SER-109 Phase 3 study

Primary endpoint: C. diff. recurrence, at up to 8 weeks SER-109 (n = 90) Multiply recurrent C. difficile patients (n=182) All subjects treated with standard of care antibiotics Placebo (n = 92) 0 weeks 8 weeks 24 weeks Safety follow-up to 24 weeks Toxin testing to ensure inclusion of subjects with active rCDI, and for accuracy of endpoint Substantially higher dose vs. Phase 2 designed to result in greater and earlier microbiome restoration Placebo arm to provide invaluable safety and efficacy data that cannot be obtained in open-label trials Topline results announced August 2020 Positive ECOSPOR III Phase 3 study readout

Topline SER-109 Phase 3 study efficacy results

Primary efficacy endpoint results:

Time point	SER-109 (N =90)	Placebo (N =92)	RR (95%CI)	p-Value (p1/p2)
	n (%)	n (%)		
Week 8	10 (11.1)	38 (41.3)	0.27 (0.15, 0.51)	<0.001 / <0.001

- Sustained clinical response rate (i.e., percentage of patients who remain free of CDI at 8 weeks): SER-109 was effective in 88.9% of SER-109 subjects vs. 58.7% of subjects in the placebo arm
- Results were statistically significant in both age-stratified subgroups: 18-64 years old, or 65+
- Sustained patient benefit maintained at 12 weeks with a highly statistically significant 31.1% absolute reduction in the rate of *C. difficile* infection recurrence compared to placebo

- **Highly statistically significant 30.2% absolute reduction in the rate of CDI recurrence compared to placebo at 8 weeks**
- **Number needed to treat = approximately 3**

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SERES THERAPEUTICS™

Favorable safety profile observed in Phase 3 SER-109 was well tolerated, with no treatment-related serious adverse events (SAEs) observed in the active arm, and an adverse event profile comparable to placebo Overall incidence of patients who experienced AEs during the eight-week study period was similar between SER-109 and placebo arms Most commonly observed treatment-related AEs were flatulence, abdominal distention and abdominal pain, which were generally mild to moderate in nature, and these were observed at a similar rate in both the SER-109 and placebo arms

Phase 3 mechanism of action data support clinical outcome

New Study Results

Pharmacokinetics:
SER-109 bacteria engrafted rapidly in subjects & significantly greater engraftment was durable at all timepoints post dosing



Number of engrafting drug species
00
50
0
Baseline
Week 1
Week 2
Week 8
Weeks Post-Dosing
SER-109
Placebo

Pharmacodynamics:
SER-109 administration broadly modulated the gut microbiome and rapidly shifted metabolic landscape of the gut significantly decreasing 1° bile acids and increasing 2° bile acids



e.g. Secondary (2°) Bile Acid Pool
2° Bile Acid Pool Concentration
(log ug/g dry weight)
10000
1000
100
10
Baseline
Week 1
Week 2
Week 8
Weeks Post-Dosing
SER-109
Placebo

1° Bile Acids: Germinant for *C. difficile* spores
2° Bile Acids: Inhibit *C. difficile* vegetative growth



eSymposia
Joint with The Microbiome: From Mother to Child
Harnessing the Microbiome for Disease Prevention and Therapy
January 18-20, 2021 | 10:00AM EST | 3:00PM UTC

Data to be presented on Jan 20, 2021

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SERES THERAPEUTICS™

FDA has indicated that ECOSPOR III efficacy results should support BLA filing as a single pivotal trial Per FDA, the SER-109 safety database should include at least 300 treated subjects Enrollment is ongoing in a SER-109 open-label study in recurrent CDI patients, including those with a first recurrence of disease SER-109 open-label study enrollment ongoing

Substantial recurrent *C. difficile* infection market opportunity

Infectious disease caused by toxin-producing bacteria, resulting in diarrhea, abdominal pain, fever and nausea

Leading cause of hospital-acquired infection in the U.S.

- ~ 453K cases of primary CDI within the U.S. each year
- ~ 170K episodes per year (100K episodes of first recurrence; ~ 73K episodes of 2+ recurrences)
- Estimated ~ $5B in healthcare burden each year



25% of primary *C. difficile* recur

Over **20,000 deaths** per year

- **Potential broad FDA label covering rCDI patients**

Source: Desai et al., Epidemiological and economic burden of *Clostridium difficile* in the United States: estimates from a modeling approach, BMC Infectious Diseases (2016) 16:303; Guh AY et al. NEJM 2020

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SERES THERAPEUTICS™

External stakeholder feedback on SER-109 is resoundingly positive Highly appealing addition to the current armamentarium for rCDI Combination of efficacy and safety profile delivered in a short course oral regimen SER-109 has potential to become the cornerstone of treatment Success is breaking the vicious cycle of recurrence that is the current hallmark of this disease Relieving patients of their fear and frustration Providing HCPs for the first time a proven, highly effective option for sustained clinical response Potentially transforming care for tens of thousands of patients across the US annually SER-109 is potential first and best-in-class microbiome therapeutic to transform care for patients with rCDI High payer value perception: Low High Harvoni SER-109 High HCP Likelihood to Prescribe % of MDs

Medical communications strategy KOL mapping Develop and deploy payer value proposition Scaling Market Education Efforts Enhancing Understanding of Commercial Opportunity Deeper patient journey analysis Pricing analysis Customer segmentation Identify options for go-to-market model Building Infrastructure to Launch Scale Medical Affairs organization and deploy MSL team Hire key commercial leadership roles Key external strategic partners on board Amplifying efforts for market preparation and launch

SER-287 and Ulcerative Colitis

Serious chronic condition characterized by inflammation of the colon and rectum resulting in abdominal pain, bowel urgency and diarrhea Significant need for improved therapies - Many drugs are immunosuppressive, limiting use to more severe patients ~700K in the United States Only ~1/3 achieve remission Ulcerative colitis overview

Published study evaluating microbiota transplantation provided clinical proof-of-concept in ulcerative colitis Note: SER-287 was not involved in this study

Produce immunomodulatory metabolites that improve epithelial barrier integrity IL-10 Inflammatory bacterial antigens Inflammation Germination Decrease cytokine-induced inflammation and modulate T cell populations Reduce the abundance of pro-inflammatory bacteria and epithelial cell inflammation DC, Mɸ Th1/Th17 DC, Mɸ Treg Drug Bacteria Pro-inflammatory Bacteria Seres’ therapeutic candidates have the potential to target multiple triggers of ulcerative colitis pathology

DAILY Primary Objectives Safety and tolerability Change in composition of intestinal microbiome at 8 weeks (n=11) (n=15) (n=15) (n=17) Placebo pre-treatment for 6 days 58 mild-to-moderate ulcerative colitis patients Placebo once daily for 8 weeks Vancomycin pre-treatment for 6 days SER-287 once daily for 8 weeks Placebo pre-treatment for 6 days SER-287 once weekly for 8 weeks Vancomycin pre-treatment for 6 days SER-287 once weekly for 8 weeks WEEKLY SER-287 Phase 1b ulcerative colitis study

SER-287 Phase 1b study results published January 2021

Phase 1b study results – Statistically significant clinical remission improvement observed in SER-287 daily treatment arm



% patients achieving remission
40%
30%
20%
10%
0%
p = 0.0237
0.0%
(0/11)
40.0%
(6/15)
13.3%
(2/15)
17.7%
(3/17)
Placebo pretreatment / Placebo
Vancomycin pretreatment / SER-287 daily
Placebo pretreatment / SER-287 weekly
Vancomycin pretreatment / SER-287 weekly

Remission = Total Modified Mayo score ≤ 2 AND endoscopic subscore ≤ 1
Note: Missing data treated as failure; statistical significance not found in SER-287 weekly arms

Henn et al. 2021. Gastroenterology

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SERES THERAPEUTICS™

SER-287 Phase 1b safety results show safety profile comparable to placebo SER-287 daily arm demonstrated a similar safety profile to placebo No serious drug-related adverse events Reduced gastrointestinal adverse events provide an independent assessment of efficacy as the GI adverse events likely reflect ulcerative colitis disease activity SER-287 daily arm GI AEs: 2/15 (13.3%) vs. placebo arm: 5/11 (45.5%)

SER-287 treatment results in a broad shift in the overall composition of spore & non-spore gut species by 8 weeks post-treatment SER-287 bacteria engrafted in subjects, was durable post-dosing, and was significantly greater in daily dosing arm Henn et al. 2021. Gastroenterology Proportion of subjects with species gained (positive) or lost (negative) compared to baseline Species identified --- each row is a unique species SER-287 , Other spore-former , non-spore former Placebo/ Placebo Placebo/ SER-287 weekly Vancomycin/ SER-287 weekly Vancomycin/ SER-287 daily Num. of engrafting drug species Days Post-Treatment Phase 1b – High resolution microbiome biomarker analytics inform drug pharmacokinetics & pharmacodynamics

Phase 1b PD – Clinical remission is significantly associated with changes in microbiome and microbe-associated metabolism

Decrease in pro-inflammatory Enterobacteriaceae bacteria post-treatment is associated with SER-287 treatment & clinical remission



Enterobacteriaceae Abundance log2 fold change from baseline to day 56
4
2
0
2
4
6
−8

Microbially-mediated metabolites that modulate host inflammation & barrier integrity are significantly associated with SER-287 treatment & clinical remission



Concentration log2 fold change from baseline to day 56
indole
taurine
arachidonate

38 metabolites associated with both SER-287 & clinical remission

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Henn et al. 2021. Gastroenterology

SERES THERAPEUTICS

Ongoing SER-287 ECO-RESET Phase 2b study in patients with mild-to-moderate active ulcerative colitis 10-week induction period Pbo pre-treat Mild-to-moderate UC patients with active disease N=201 Vanco pre-treat Vanco pre-treat Placebo SER-287 daily high dose SER-287 daily high dose followed by step down dose 26-week exploratory maintenance follow-up FDA Fast Track designation FDA feedback: Phase 2b study results, in conjunction with data from a second pivotal study, could support BLA submission Nearly 90% enrolled (as of Jan. 14, 2021) Topline results anticipated in H2 2021 Primary endpoint: Clinical remission

Earlier stage development programs

	SER-301	SER-401	SER-155
Microbiome drug type	Rationally designed, fermented product; spore + vegetative species	Biologically sourced; composition selected to match I-O therapy responder profile	Rationally designed, fermented product; spore + vegetative species
Stage	Phase 1b	Phase 1b	Approaching Phase 1b
Indication	Mild-to-moderate ulcerative colitis	Metastatic melanoma in combination with anti-PD-1	Infection, bacteremia & GvHD in HSCT for cancer
Designed mechanisms of action	• Reduce induction of pro-inflammatory activity • Improve epithelial barrier integrity & TNF-α driven inflammation in intestinal epithelial cells • Modulate UC-relevant anti-inflammatory, innate & adaptive immune pathways	• Modulate microbiome to increase abundance of bacteria associated with systemic immune responses and improved checkpoint therapy efficacy • Increase activated CD8 T cell infiltration in tumors • Upregulation of anti-tumoral cytokines	• Decrease infection by antibiotic-resistant bacteria in the GI • Enhance epithelial barrier integrity to prevent bacterial translocation • Modulate local and systemic immunomodulatory responses to decrease graft versus host disease
Collaborations	Nestlé HealthScience	The University of Texas MD Anderson Cancer Center; Parker Institute for Cancer Immunotherapy	Memorial Sloan Kettering Cancer Center; CARB-X Combating Antibiotic-Resistant Bacteria

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SERES THERAPEUTICS™

Deep understanding of the sweeping role of the microbiome in health: Resistance to pathogens Gut & systemic inflammation Innate & adaptive immunity Regulation of metabolism Novel drug discovery and development platform Option to pursue multiple diseases with high unmet need Highly productive R&D engine pursuing multiple promising potential opportunities Opportunity for microbiome therapeutics in multiple additional therapeutic areas  Infectious (e.g. Antibiotic-resistant infections) Inflammatory (e.g. Crohn’s, RA) Oncology (e.g. tumor progression & bacteremia) Immune modulation & autoimmune diseases Neurologic & CNS diseases Metabolic & cardiovascular (e.g. NASH)

Differentiated CMC capabilities producing rationally designed fermented products Potential best-in-class clinical profile based on species specific properties Fermented approach enables efficient and highly scalable manufacturing process to serve large markets Cell banking & inoculum Drug substance Drug product Quality control Seres in-house GMP manufacturing and quality control capabilities

Positive ECOSPOR III Phase 3 study results expected to serve as single study to support BLA; Open-label study enrollment ongoing Metastatic melanoma – Phase 1b ongoing SER-287 SER-109 SER-401 Ulcerative colitis – Phase 2b ongoing; Topline results anticipated H2 ’21 Antibiotic resistant bacterial infections, bacteremia, & GvHD – Initiate clinical development H1 ’21 SER-155 SER-301 Ulcerative colitis – Phase 1b ongoing Additional programs under consideration Additional R&D opportunities As of Sept. 30, 2020: $320M in cash, cash equivalents and short and long-term investments Well capitalized to extend microbiome therapeutic leadership